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                                                                  Exhibit 10.23


                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT is made and entered into as of the 25th day of November, 1996 by and between Brim, Inc. ("Brim"), an Oregon corporation, Brim Senior Living, Inc. ("BSL"), an Oregon corporation and Brim Pavilion, Inc., an Oregon corporation ("BPI") (collectively "Seller") and Plaza Enterprises, L.L.C., a Nevada limited liability company ("Purchaser").

                                    RECITALS

         A. Seller is the owner of certain rights and interests related to three medical office buildings in Portland, Oregon, Scottsdale, Arizona and Los Angeles, California.

         B. Seller is interested in selling those rights and interests and Purchaser is interested in acquiring the same.

         C. Seller and Purchaser are interested in documenting the terms and conditions under which said purchase and sale shall occur.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                    AGREEMENT

PURCHASE AND SALE.

1. On the terms and subject to the conditions set forth herein, Seller shall sell, assign, transfer and convey to Purchaser and Purchaser shall purchase and accept the following assets:

         a. All of Seller BPI's right, title and interest in and to its general partnership interest (the "Pavilion Partnership Interest") in Physician's Pavilion Partners Limited Partnership, an Oregon limited partnership (the "Pavilion Partnership");

         b. All of Seller BPI's right, title and interest in and to its general partnership interest (the "Scottsdale Partnership Interest") in Scottsdale Limited Partnership, an Oregon limited partnership (the "Scottsdale Partnership");

         c. All of Seller BSL's right, title and interest in and to that Lease of Real Property and Lease-Back of Real Property Agreement dated November 28, 1989 between BSL and the County of Los Angeles (the "MLK Lease") with respect to the real property located in Los Angeles, California and more particularly described in Exhibit A (the "MLK Real Property") and all of BSL's right, title and interest in (i) the fixtures and improvements located on the MLK Real Property including that two story, 10,250 square foot medical office building known as the MLK Medical Office Building (collectively the "MLK MOB"), and (ii) any and


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         all security deposits, pre-paid rents or other similar sums paid to and/or being held by Seller in connection therewith (the "MOB Cash") (Seller's right, title and interest in the MLK Lease and the MLK MOB are collectively referred to as the "MLK Interests").

         d. All of Seller Brim's right, title and interest in and to that Medical Office Building Management Agreement dated December 1, 1993 between Physicians Pavilion Partners Limited Partnership and Brim, as successor in interest by merger to Brim Enterprises, Inc.
         (the "Pavilion Management Agreement").

         e. All of Seller Brim's right, title and interest in and to that Medical Office Building Management Agreement dated December 26, 1991 between Scottsdale Limited Partnership and Brim, as successor in interest by merger to Brim Enterprises, Inc. (the "Scottsdale Management Agreement").

         Hereinafter the foregoing shall sometimes be collectively referred to as "Seller's Assets."

PURCHASE PRICE

2. The purchase price payable by Purchaser to Seller for Seller's Assets shall be equal to the sum of (i) Four Hundred Six Thousand Five Hundred and no/100 Dollars ($406,500.00) and (ii) the outstanding principal balance due under that Promissory Note dated November 20, 1990 executed by BSL in favor of US National Bank of Oregon and any and all documents executed in conjunction therewith (the "MLK Loan Documents"), a true and correct copy of which are attached hereto as Exhibit B. The purchase price shall be payable by the delivery of immediately available funds at Closing in the amount of $406,500 as the same may be adjusted by the net costs and prorations provided for in Paragraph 5 and reduced by the amount of the MOB Cash, if any and (iii) the assumption at Closing of the MLK Loan Documents. The cash portion of the purchase price shall be allocated among the Seller's Assets as follows:

      Pavilion Partnership Interest               $347,000
      Scottsdale Partnership Interest             $  2,499
      MLK Real Property, MLK MOB,
      MLK Lease                                   $ 57,000 (plus assumption of the
                                                      debt evidenced by the MLK cost
                                                      documents)
      Management Agreements                       $      1

         In the event that prior to the Closing Date, a material portion of the MLK Real Property or the MLK MOB shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall not have the right to terminate but the purchase price due at Closing which is allocable to the MLK Interests (calculated by reference to the cash portion of the purchase price associated thereto and the then outstanding principal balance due under the MLK Loan Documents) shall be reduced by such amount as is fair and equitable in light of the nature of such damage or

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destruction and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in connection therewith.

CLOSING

3. Provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived, the Closing of the purchase and sale under this Agreement (the "Closing") shall take place on the date on which the closing of the Other Brim Transactions (as defined below) occurs (the "Closing Date"). Closing shall occur at the offices of Seller or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

CONVEYANCE

4. Conveyance of the Seller's Assets to Purchaser shall be effected by (i) an Assignment and Assumption Agreement in the form attached hereto as Exhibit C, duly executed by Seller BPI in the case of the Pavilion Partnership Interest and the Scottsdale Partnership Interest and (ii) an Assignment and Assumption Agreement and Bill of Sale in the form attached hereto as Exhibit D, duly executed by Seller BSL in the case of the Pavilion Management Agreement, the Scottsdale Management Agreement, and the MLK Interests and (iii) an Assignment and Assumption Agreement and Bill of Sale in the form attached hereto as Exhibit E, duly executed by Seller Brim in the case of the Pavilion Management Agreement and the Scottsdale Management Agreement (collectively, the "Conveyancing Documents"). Title to the MLK Interests, the Pavilion Partnership Interest and the Scottsdale Partnership Interest shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements and encumbrances of any kind, and on and as of the Closing Date, the MLK Real Property, the MLK MOB, the Pavilion Real Property and Improvements (as hereinafter defined) and the Scottsdale Real Property and the Scottsdale Improvements (as hereinafter defined) shall each be vested in the fee owner thereof free and clear of all liens, charges, easements and encumbrances of any kind other than the following (the "Permitted Encumbrances"):

         a. A lien for real estate taxes that are not yet due and payable;

         b. Such items of record as would be reflected in a title report prepared with respect to the MLK Real Property, the Pavilion Real Property and the Scottsdale Real Property;

         c. The effect of laws, ordinances and governmental regulations binding thereon, including, but not limited to, all applicable building, zoning, land use and environmental ordinances and regulations affecting such real property interests;

         d. The MLK Lease, the MLK Subleases, the Airspace Lease, the Master Lease, the Pavilion Subleases and the Scottsdale Leases (as such terms are hereinafter defined); and

         e. Any Liens evidencing, or securing the obligations under, the MLK Loan Documents.


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COSTS, PRORATIONS AND ADJUSTMENTS

5. The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated between Seller and Purchaser as follows:

         a. Seller shall pay any transfer or documentary stamp or excise tax due on the recording of the assignment and transfer of the MLK Interests and the quitclaim deed referenced in Paragraph 4.

         b. All revenues which can be identified as of the Closing Date, which relate to the period prior to the Closing Date and which have not been collected by Seller as of the Closing Date, including but not limited to rent due from Los Angeles County under the MLK Lease and distributions due to Seller BPI with respect to the Pavilion Partnership Interest and the Scottsdale Partnership Interest (the "Pre-Closing Revenues") and all expenses which can be identified as of the Closing Date, which relate to the period prior to the Closing Date and which have not been paid as of the Closing Date, including principal and interest due under the MLK Loan Documents (the "Pre-Closing Expenses") related to the ownership or operation of the Seller's Assets shall be the property and/or responsibility of Seller; provided, however, that the net amount thereof shall serve to increase or decrease the cash portion of the purchase price due from Purchaser to Seller at Closing, after which Purchaser shall be entitled to retain all such Pre-Closing Revenues when collected after Closing and shall be obligated to pay all such Pre-Closing Expenses after Closing.

         c. If and to the extent Seller BSL is responsible therefor under the terms of the MLK Lease and the amount thereof can be identified at Closing, real and personal Property taxes with respect to the MLK Real Property and/or the MLK MOB shall be prorated as of the Closing Date, with Seller BSL responsible therefor for the period prior to the Closing Date; provided, however, that the net amount thereof shall serve to increase or decrease the cash portion of the purchase price due from Purchaser to Seller at Closing, after which Purchaser shall be obligated to pay all such taxes as and when the same come due after Closing.

         d. If and to the extent Seller BSL is responsible therefor under the terms of the MLK Lease, Seller BSL shall arrange for a final statement with respect to all utilities serving the MLK Real Property and the MLK MOB as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor as of the Closing Date.

         e. Purchaser and Seller shall each pay their own attorney's fees.

         f. Purchaser and Seller shall share any escrow fees on a 50-50 basis.

         g. Purchaser shall pay any and all costs, fees and expenses related to its assumption of the MLK Loan Documents.

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         h. Purchaser shall be responsible for all of the expenses related to the ownership and operation of the Seller's Assets from and after the Closing Date, including any expenses which relate to the period prior to the Closing Date whether or not included in the Pre-Closing Expenses for which Purchaser receives a credit at Closing.

POSSESSION

6. At Closing, Purchaser shall be entitled:

         a. To exercise and enjoy all of the rights and privileges appurtenant to or arising from the Pavilion Partnership Interest and the Scottsdale Partnership Interest including, without limitation, the right to receive distributions, the right to manage the applicable partnership as the general partner thereof, and the right to vote as a partner in the applicable partnership on matters submitted to partnership vote or consent;

         b. To exercise and enjoy all of the rights and privileges of the "Developer" under the MLK Lease;

         c. To exercise and enjoy all of the rights and privileges of the "Manager" under the Pavilion Management Agreement and the Scottsdale
          Management Agreement; and

         d. To possession of the MLK MOB.

         In each case subject to the rights and/or obligations of the other party or parties to, as applicable, the Agreement of the Scottsdale Limited Partnership Agreement dated December 26, 1991 (the "Scottsdale Partnership Agreement"), the First Amended and Restated Agreement of Limited Partners of the Physicians' Pavilion Partners Limited Partnership dated November 25, 1992 (the "Pavilion Partnership Agreement"), the MLK Lease, the Pavilion Management Agreement and the Scottsdale Management Agreement, the MLK Subleases, the Pavilion Subleases and the Scottsdale Leases.

REPRESENTATIONS AND WARRANTIES

7. Each of Brim, BPI and BSL hereby warrants and represents to Purchaser with respect to itself but not with respect to the other entity comprising Seller that:

         a. Status of Seller. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business in the States of Arizona and California to the extent such qualification is required in connection with its ownership of that portion of the Seller's Assets pertaining to real or personal property located in such states.



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         b. Seller's Authority. It has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transaction contemplated herein. This Agreement is valid, binding and enforceable against each of Brim, BPI and BSL in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of its charter or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which it is now a party or by which it or any of its assets may be bound or affected.

         c. Title. With respect to the title of the Seller's to the Seller's Assets the Seller's represent as follows:

                  A. Seller BPI represent that:

                  (i) BPI has good and marketable title to the Pavilion Partnership Interest and the Scottsdale Partnership Interest free and clear of all liens and encumbrances.

                  (ii) The Pavilion Partnership has a valid, enforceable and insurable leasehold interest in the airspace above the Pavilion Real Property under and pursuant to that certain Airspace Lease, free and clear of all liens or encumbrances other than the Master Lease, those certain subleases listed in Exhibit F to this Agreement (the "Pavilion Subleases"), and the other liens and encumbrances permitted by the terms hereof;

                  (iii) The Airspace Lease, in the form attached to this Agreement as Exhibit G, is in full force and effect and unmodified, and no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under the Airspace Lease by either OHSU or the Pavilion Partnership;

                  (iv) The Pavilion Partnership has good, marketable and insurable fee title to the Pavilion Improvements, and the Pavilion Partnership owns, or has a valid and enforceable right to use, all of the other properties and assets occupied by, used in or necessary to the conduct of the Pavilion Partnership's business, in each case free and clear of all liens and encumbrances other than the Master Lease, the Pavilion Subleases and those other liens and encumbrances permitted by the terms hereof;

                  (v) The Master Lease and each of the Pavilion Subleases, in the form delivered to Purchaser before the date of the Agreement, is in full force and effect and unmodified, and no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under either the Master Lease or


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                  any such Pavilion Subleases by either Pavilion Partnership,
                  OHSU or the physician subtenant thereunder;

                  (vi) With respect to the loan to the Pavilion Partnership and secured, among other things, by the Airspace Lease and the Pavilion Improvements, no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under any document or instrument evidencing or securing such loan;

                  (vii) Neither the Pavilion Partnership nor any real or personal asset that it owns is currently in default or violation of any regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which it or such assets are a party or are bound or affected;

                  (viii) The Scottsdale Partnership has good, marketable, insurable fee simple title to the Scottsdale Real Property and Improvements, and the Scottsdale Partnership owns, or has a valid and enforceable right to use, all of the other properties and assets occupied by, used in or necessary to the conduct of the Scottsdale Partnership's business, in each case free and clear of all liens and encumbrances other than those certain physician leases listed in Exhibit H to this Agreement (the "Scottsdale Leases"), and the other liens and encumbrances permitted by the terms hereof;

                  (ix) Each of the Scottsdale Leases is in full force and effect and unmodified, and no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under any Scottsdale Leases by either the Scottsdale Partnership or a physician tenant thereunder;

                  (x) With respect to the loan to the Scottsdale Partnership and secured, among other things, by the Scottsdale Real Property and Improvements, no event or circumstance exists or has occurred that, with notice, the passage of time, or both would constitute a default under any document or instrument evidencing or securing such loan;

                  (xi) Neither the Scottsdale Partnership nor any real or personal asset that it owns is currently in default or violation of any regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which it or such assets are a party or are bound or affected;

                  B. Seller BSL represents that:

                  (i) BSL has a valid, enforceable and insurable leasehold interest in the MLK Real Property under and pursuant to the MLK Lease, free and clear of all liens or encumbrances other than those certain physician subleases listed in Exhibit I to this

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                  Agreement (the "MLK Subleases"), and the other liens and
                  encumbrances permitted by the terms hereof;

                  (ii) The MLK Lease, in the form attached to this Agreement as Exhibit J, is in full force and effect and unmodified, and that no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under the MLK Lease by either the County of Los Angeles or BSL;

                  (iii) BSL has good, marketable and insurable fee title to the MLK MOB, and BSL owns, or has a valid and enforceable right to use, all of the other properties and assets occupied by, used in or necessary to the conduct of its business at the MLK MOB, in each case free and clear of all liens and encumbrances other than the MLK Subleases and those other liens and encumbrances permitted by the terms hereof;

                  (iv) Each of the MLK Subleases is in full force and effect and unmodified, and that no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under any such MLK Subleases by either BSL or the physician subtenant thereunder.

                  (v) Neither BSL nor any real or personal asset that it owns in connection with the business conducted at the MLK MOB is currently in default or violation of any regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which it or such assets are a party or are bound or affected;

                  C. Seller's Brim represents that each of the Pavilion Management Agreement and the Scottsdale Management Agreement, in the forms delivered to Purchaser before the date of this Agreement, is in full force and effect and unmodified, and that no event or circumstance exists or has occurred that, with notice, the passage of time, or both, would constitute a default under either such agreement by either party thereto.

         As used in this Paragraph 7(c) and elsewhere in this Agreement, the following terms shall have the following meanings:

                  Scottsdale Real Property means that certain real property owned by the Scottsdale Partnership and more particularly described in Exhibit K.

                  Scottsdale Improvements means all the fixtures and improvements on the Scottsdale Real Property.

                  OHSU means Oregon Health Sciences University.


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                  Pavilion Real Property means that certain real property owned by OHSU and more particularly described in Exhibit L.

                  Airspace Lease means that certain Air Rights Lease between the Pavilion Partnership and OHSU dated November 25, 1992, pursuant to which Pavilion Partnership has the right to use, and has constructed the Pavilion Improvements in a portion of, the airspace above the Pavilion Real Property.

                  Pavilion Improvements means all of the improvements constructed and owned by the Pavilion Partnership pursuant to the Airspace Lease.

                  Master Lease means that certain Master Lease between OHSU and the Pavilion Partnership dated December 12, 1991, under which OHSU leases space in the Pavilion Improvements.

         d. Necessary Action. It will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

         e. Taxes and Tax Returns. All tax returns, reports and filings of any kind or nature required to be filed by it prior to Closing with respect to its ownership and/or operation of the portion of the Seller's Assets owned and/or operated by it or required to be filed prior to Closing by the Scottsdale Partnership or the Pavilion Partnership have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by it have been timely paid.

         f. Litigation. There is no litigation, investigation, or other proceeding pending or, to the best of its knowledge, threatened against or relating to it, its properties or business, or the properties or business of the Scottsdale Partnership or the Pavilion Partnership which litigation, investigation or proceeding could have a material adverse effect on the value of the Seller's Assets, or which would prevent it from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does it know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding. For purposes hereof, litigation, an investigation or other proceeding shall be deemed to be pending if the same has been served on it or it has otherwise been advised either orally or in writing of the pendency thereof.

         g. Books and Records. All of the books and records maintained by it with respect to its ownership and/or operation of the portion of the Seller's Assets owned by it are true and correct in all material respects.

         h. The MLK Loan Documents. Seller BSL represents that attached hereto as Exhibit B is a true and correct copy of the MLK Loan Documents. Seller BSL further represents that

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         the MLK Loan Documents are in full force and effect and have not been modified or amended except as set forth in Exhibit B. Seller BSL has no knowledge or notice that it is in default of any of its obligations under the MLK Loan Documents nor is it aware of any default or any action which, with the passage of time or the giving of notice or both would constitute such a default. Seller BSL represents and warrants that the MLK Real Property, the MLK MOB, and the MLK Lease have collectively been accounted for on its books and records under generally accepted accounting principles as a contract receivable.

         i. Environmental Matters. Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances),
         (A) Seller BSL has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the MLK Real Property or the MLK MOB, Seller BSL has not installed any underground storage tanks on the MLK Real Property and Seller BSL has not used the MLK Real Property as a dump for waste material and (B) Seller BPI has not released nor has the Scottsdale Partnership or the Pavilion Partnership released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, in or under the Pavilion Real Property or the Scottsdale Real Property, respectively, Seller BPI has not installed any underground storage tanks on the Pavilion Real Property or the Scottsdale Real Property, respectively, and neither Seller BPI, the Scottsdale Partnership nor the Pavilion Partnership has used the Scottsdale Real Property or the Pavilion Real Property respectively as a dump for waste material. To the best of Seller BSL's knowledge without a Phase I Assessment of the MLK Real Property having been conducted by Seller BSL, and to the best of Seller BPI's knowledge without a Phase I Assessment of the Pavilion Real Property or the Scottsdale Real Property having been conducted, (A) no hazardous materials, substances or wastes are located on the MLK Real Property or the MLK MOB or the Pavilion Real Property or the Scottsdale Real Property, respectively or have been released by Seller BSL or Seller BPI into the environment or discharged, placed or disposed of in, on or under the MLK Real Property or the MLK MOB or the Pavilion Real Property or the Scottsdale Real Property by Seller BSL or Seller BPI, respectively; no underground storage tanks are located on the MLK Real Property or the Pavilion Real Property or the Scottsdale Real Property, respectively; the MLK Real Property has never been used by Seller BSL as a dump for waste material and the MLK Real Property and the MLK MOB and the prior uses of the MLK Real Property and the MLK MOB by Seller BSL and the Pavilion Real Property and the Scottsdale Real Property and all prior uses thereof by Seller BPI or by the Pavilion Partnership or the Scottsdale Partnership, respectively at all times complied with all Environmental Laws. Nothing herein shall be construed as a representation or warranty by Seller BSL with respect to any compliance or non-compliance by Los Angeles County with respect to its use of and operations at the MLK

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         Real Property and the MLK MOB or by Seller BPI with respect to any compliance or non-compliance by any of the tenants under the Pavilion Subleases or the Scottsdale Leases.

         j. Compliance with Law. With respect to the compliance of Seller's Assets with applicable law, the Sellers represent as follows:

                  A. Seller BSL represents that:

                  (i) The MLK Real Property and the MLK MOB are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

                  (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the MLK Real Property or the MLK MOB requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

                  (iii) It is not aware of any claim, requirement or demand of any agency supervising or having authority over the MLK MOB to rework or redesign it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

                  B. Seller BPI represents that:

                  (i) The Pavilion Property and the Scottsdale Property are in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

                  (ii) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Pavilion Property or the Scottsdale Property requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

                  (iii) It is not aware of any claim, requirement or demand of any agency supervising or having authority over the Scottsdale Property to rework or redesign


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                  it or to provide additional furniture, fixtures or equipment so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

         The representations and warranties of Seller in this Paragraph 7 shall be true and correct in all respects, are made by Seller both as of the date hereof and as of the date of Closing.

8.       Purchaser hereby warrants and represents to Seller that:

         a. Status of Purchaser. Purchaser is a limited liability company duly organized and validly existing under the laws of the state of Nevada and is in existence or good standing (as applicable) under the laws thereof and is or prior to Closing will be duly qualified to do business in the States of Oregon, Arizona and California if such qualification is necessary for Purchaser to lawfully acquire the Seller's Assets or otherwise carry out its obligations under this Agreement.

         b. Authority. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Certificate of Formation or Operating Agreement or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.

         c. Litigation. There is no litigation, investigation or other proceeding pending or, to the best of Purchaser's knowledge, threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to know of any basis for any such action. For purposes hereof, litigation, an investigation or a proceeding shall be deemed to be pending if the same has been served on Purchaser or Purchaser has been advised either orally or in writing of the pendency thereof.

         d. Necessary Action. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

9. BROKER

         Each party hereby represents and warrants to the other party that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction and that it has not taken any action which would result in any real estate broker's, finder or other fees or commissions being due and payable to any other party with respect to the transaction contemplated by this Agreement. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorney's fees) resulting to the other party by reason of a breach of the representation and warranty made by the indemnifying party in this paragraph. Notwithstanding anything to the contrary contained in this Agreement, the indemnity set forth in this paragraph and any sums due pursuant to such indemnity shall constitute separate agreements in causes of action in addition to any liquidated damages provided for in this Agreement.

COVENANTS

10. Seller. Each of Brim, BPI and BSL covenants on its own behalf and not on behalf of the other entity for the benefit of Purchaser as follows:

         a. Pre-Closing. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:

         i. Other than as set forth in Paragraph 4 it will satisfy and discharge or cause to be satisfied and discharged all claims, liens, security interests, tenancies and encumbrances on Seller's Assets owned by it and on the Pavilion Real Property, the Pavilion Improvements, the Scottsdale Real Property and the Scottsdale Improvements (other than the Permitted Encumbrances);

         ii. It will file and/or cause the Pavilion Partnership and the Scottsdale Partnership to file all tax returns, reports and filings of any kind or nature required to be filed by it or by such Partnership and will timely pay all taxes or other obligations which are due and payable by it with respect to the portion of the Seller's Assets owned by it;

         iii. It will not take or permit to be taken any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and, in the case of Seller BSL, it will continue until the Closing to fulfill any obligations which it may have under the MLK Lease, the MLK Subleases, the Scottsdale Management Agreement or the Pavilion Management Agreement and, in the case of Seller BPI, it will continue until Closing to fulfill any obligations which it may have as the general partner of the Scottsdale Partnership and the Pavilion Partnership and will cause each such Partnership to continue until the Closing to fulfill any obligations which it may have under the Airspace Lease, the Master Lease, the Pavilion Subleases and the Scottsdale Leases;

         iv. In the case of Seller BSL, it will maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the MLK Real Property and the MLK MOB as now in effect; and, in the case of Seller BPI, it will cause the Pavilion Partnership and the

         Scottsdale Partnership to maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Pavilion Real Property and Improvements and the Scottsdale Real Property and Improvements (by, if applicable, requiring performance by the Manager under the Pavilion Management Agreement and the Scottsdale Management Agreement).

         v. It will not enter into, or, if applicable, cause or permit the Pavilion Partnership or the Scottsdale Partnership to enter into, any contract or commitment affecting the portion of the Seller's Assets owned by it except in the ordinary course of business and it will advise Purchaser of any contracts or commitments which it or either such Partnership enters, whether in the ordinary course of business or otherwise;

         vi. During normal business hours, (i) Seller BSL will provide Purchaser and its agents with access (in the company of a representative of Seller) on 24 hours notice to the MLK Real Property and the MLK MOB and at such times Seller BSL shall permit Purchaser to inspect the books and records and the physical and structural condition thereof; provided, however, that Purchaser's satisfaction therewith shall not be a condition to Purchaser's obligation to close the transaction provided for herein and (ii) Seller BPI, in its capacity as general Partner of the Pavilion Partnership and the Scottsdale Partnership, will provide Purchaser and its agents with access (in the company of a representative of Seller) on 24 hours notice to, as applicable, the Pavilion Real Property and Improvements and the Scottsdale Real Property and Improvements, and at such times Seller BPI shall permit Purchaser to inspect the books and records pertaining thereto and the physical and structural condition thereof;

         vii. It will timely pay or perform or cause to be paid or performed all obligations which are due and payable with respect to or that arise out of any contract or agreement binding upon the portion of the Seller's Assets owned by it including, without limitation, all such obligations or agreements of the Scottsdale Partnership or the Pavilion Partnership;

         viii. It will proceed with all due diligence to secure any consents which may be necessary for the sale of the Seller's Assets and, in the case of Seller BSL, for the assumption by Purchaser of the MLK Loan Documents;

         ix. Seller BSL and Seller BPI will provide Purchaser within ten (10) days after execution of this Agreement with copies of any appraisals, surveys, inspection and testing documentation or reports, including, but not limited to, environmental reports, structural report or geological reports which may be in its possession with respect to the
         (i) MLK MOB and the MLK Real Property, (ii) the Pavilion Real Property and Improvements and (iii) the Scottsdale Real Property and Improvements.

         b. Closing. On the Closing Date, each of Brim, BPI and BSL agrees for the benefit of Purchaser on its own behalf and not on behalf of the other entity that it will:

         i. Execute and deliver to Purchaser the Conveyancing Documents which are due from it with respect to the portion of the Seller's Assets owned by it and such endorsements, assignments and other instruments of transfer and conveyance as shall be necessary to transfer and assign the portion of the Seller's Assets owned by it to Purchaser as herein provided;

         ii. Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13(a) and (b) subject to the limitations set forth in Paragraph 25 and setting forth the incumbency of the officers executing documents on behalf of it, a copy of the resolutions adopted by its Board of Directors and, if applicable, shareholders, authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of good standing or legal existence issued by each of the Oregon and California Secretary of State in the case of Seller BSL, by each of Oregon and Arizona in the case of Seller BPI and by each of the Oregon and Arizona Secretary of State in the case of Seller Brim within no more than thirty (30) days prior to Closing; and

         iii. Pay its share of the Closing costs in accordance with Paragraph 5

         c. Post-Closing. After the Closing of this Agreement, each of Seller Brim, Seller BPI and Seller BSL agrees as follows:

         (i) Upon Purchaser's request and at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of its counsel or counsel for Purchaser, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of the portion of the Seller's Assets owned or controlled by it.

         (ii) Brim, BPI and BSL will recognize, on Brim's consolidated federal income tax return for taxable year 1996, a gain equal to the amount of the goodwill and going concern value of the Brim, BPI and BSL transferred to the Purchaser as a result of the transaction provided for herein (and each of Brim, BPI and BSL shall make the election required by Section 197(f) of the Code). The amount of such goodwill and going concern value will be determined in accordance with the allocation of the purchase price contemplated by Section 2 hereof. Brim agrees to recognize and pay federal income tax at a 35% rate on the amount of gain specified in this paragraph, notwithstanding any loss, deduction, credit or other allowance or offset to which it may otherwise be entitled under any provision of the Code or the regulations promulgated thereunder.

11.      Purchaser

         a. Pre-Closing. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

         i. Purchaser will not take any action inconsistent with its obligations under this agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

         ii. Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consummation of the transaction contemplated by this Agreement.

         b. Closing. On the Closing Date, Purchaser agrees that it will:

         i. Pay the Purchase Price due at Closing;

         ii. Pay its share of the Closing costs as provided in Paragraph 5;

         iii. Deliver to Seller a certificate of a responsible member of its Management Committee dated as of the Closing Date, certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 14(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the member(s) of the Management Committee executing documents on behalf of Purchaser, a copy of the resolutions adopted by Purchaser's Members authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of existence or good standing, as applicable, issued by the Nevada and, if applicable, Arizona, Oregon, California and Texas offices of the Secretary of State within no more than thirty (30) days prior to Closing;

         iv. Execute the Conveyancing Documents;

         c. Post-Closing. After the Closing of this Agreement, Purchaser agrees that it will:

         i. Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and

         ii. Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

12. Mutual

         Following the execution of this Agreement, Purchaser and Seller agree:

         a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible; and

         b. To cooperate fully with each other in preparing, filing prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

CONDITIONS

13. All obligations of Purchaser under this Agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions, any one or all or which may be waived in writing by Purchaser:

         a. Seller's Representations and Warranties True at Closing. Seller's representations and warranties contained in this Agreement or in any certificate delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

         b. Seller's Performance. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

         c. No Defaults. Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Seller's Assets.

         d. Approvals. Purchaser and/or Seller shall have received all consents and approvals as may be necessary for Seller to sell and Purchaser to purchase the Seller's Assets.

         e. Financing. Purchaser shall have secured the consent of the lender to its assumption of the MLK Loan Documents and to the concurrent release of Seller from any further liability thereunder and all of the documents necessary to evidence the same shall have been executed and delivered into escrow by Purchaser and the lender.

         f. Other Brim Transactions. The closing of those transactions described in Exhibit M shall have occurred (the "Other Brim Transactions").

         In the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Purchaser prior to Closing, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 16.

14. CONDITIONS TO SELLER'S OBLIGATIONS

         All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:

         a. Purchaser's Representations and Warranties True at Closing. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

         b. Purchaser's Performance. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

         c. Approvals. Purchaser and/or Seller shall have received all consents and approvals as may be necessary for Seller to sell and Purchaser to purchase the Seller's Assets.

         d. Financing. Purchaser shall have secured the consent of the lender to its assumption of the MLK Loan Documents and to the concurrent release of Seller from any further liability thereunder and all of the documents necessary to evidence the same shall have been executed and delivered into escrow by Purchaser and the lender.

         e. Other Brim Transactions. The closing of the Other Brim Transactions shall have occurred.

         In the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Seller prior to Closing, Seller shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 16.

INDEMNIFICATION

15. Seller and Purchaser acknowledge and agree that Purchaser is more familiar with the Seller's Assets than the owners of the Seller will be immediately after the Closing due to the fact that the affect of the Other Brim Transactions will be to change the ownership and control of Seller Brim and

Seller BSL immediately after the Closing of the transactions provided for herein and therein. Accordingly, it is the intent of the parties that Seller shall on the Closing Date be relieved of all obligations and liabilities with respect to the Seller's Assets regardless of whether the same relate to the period prior to or after the Closing Date and that Seller shall have no liability hereunder for a breach of its representations and warranties or covenants. It is further understood and agreed that Purchaser's sole remedy in the event of a breach prior to Closing by Seller of its representations, warranties or covenants hereunder shall be to terminate this Agreement prior to Closing and that, failing that, Purchaser shall be deemed to have waived any rights which it may otherwise have against Seller with respect to a breach thereof. Seller and Purchaser further acknowledge and agree that consistent with the foregoing intent of the parties, Purchaser shall indemnify and hold each of Seller Brim, Seller BSL and Seller BPI, as applicable, harmless from and against:

         a. Any and all costs, damages, expenses, liabilities and obligations relating to the ownership of the Seller's Assets whether the same relate to the period prior to or after the Closing Date;

         b. Any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in any certificate furnished or to be furnished by Purchaser to Seller hereunder;

         c. Any and all damage, loss or liability resulting from the failure to secure any third party consents required in connection with the transactions contemplated herein, including, but not limited to the consent of the landlord under the MLK Lease and the consent of the owners under the Pavilion and Scottsdale Management Agreements; and

         d. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

TERMINATION

16. a. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

         i. By mutual agreement of the parties; provided, however, the parties shall not agree to such a termination unless the parties to the transactions which are the subject of the Other Brim Agreements have agreed to a termination thereof; and provided, further, that the parties shall be required to agree to such a termination in the event the parties to the transactions which are the subject of the Other Brim Agreements have agreed to a termination thereof;

         ii. By Seller, if any of the conditions set forth in Paragraph 14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and the same shall not have been waived by Seller;

         iii. By Purchaser, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

         iv. By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder;

         v. If the Closing has not occurred by the Outside Closing Date specified in the Other Brim Agreements, which, Seller and Purchaser acknowledge, as of the date of the execution of this Agreement is December 31, 1996.

         c. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 16(a) on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach; provided, however, in no event shall the Closing Date be postponed beyond the Outside Closing Date.

         d. In the event of the termination of this Agreement by Seller under Paragraphs 16(a)(ii) or (iv) or under Paragraph 16(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller shall be entitled to pursue such remedies as may be available to it as law or in equity with respect thereto.

         e. In the event of the termination of this Agreement by Purchaser under Paragraphs 16(a)(iii) or (iv) or under Paragraph 16(a)(v) in the event the Closing has failed to occur as of a material breach by either or any combination of the entities comprising Seller of its obligations hereunder, Purchaser shall have the right as Purchaser's sole and exclusive remedies either to (i) terminate this Agreement after which neither party shall have any further rights or obligations hereunder or
         (ii) seek specific performance against the breaching entity of its obligations hereunder.

NOTICES

17. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confined verbally or in writing by mail as aforesaid), to the following address:

         To Seller:                  c/o Brim, Inc.
                                     305 NE 102nd Avenue
                                     Portland, OR 97020
                                     Attn: A. E. Brim, President
                                     Phone No.: 503-256-2070
                                     FAX No.: 503-254-7619


         To Purchaser:               Plaza Enterprises, L.L.C.
                                     305 NE 102nd Avenue
                                     Portland, OR 97020
                                     Attn: K. David McAllister
                                     Phone No.: 503-256-2070
                                     FAX No.: 503-254-7619

         Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

SOLE AGREEMENT

18. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, together with all other agreements referenced herein and all exhibits and schedules hereto, constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

SUCCESSORS

19. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right to assign in whole or in part its rights and obligations hereunder to an affiliate; provided no such assignment shall relieve Purchaser of its obligations hereunder and provided, further, that Purchaser shall provide Buyer with notice of any such assignment and such assignee shall assume all of Purchaser's obligations hereunder in writing.

CAPTIONS

20. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SURVIVAL/LIMITATION OF ACTIONS

21. The covenants, warranties and representations of Seller shall not survive, and shall terminate at, Closing. The covenants, warranties and representations and indemnity obligations of Purchaser shall survive the Closing Date.

GOVERNING LAW

22. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

SEVERABILITY

23. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

COUNTERPARTS

24. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Agreement may be executed (i) on an original, (ii) a copy of an original, or (iii) by a facsimile transmission copy of an original followed within five (5) calendar days with execution of an original.

THIRD PARTY BENEFICIARY

25. The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement other than Encore Senior Living, LLC which shall be a third party beneficiary of the indemnity provisions of Paragraph 15 hereof with respect to the MLK Lease, the MLK MOB, the MLK Cash and the MLK Real Property.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


SELLER:                                    BRIM, INC.

                                           By:  /s/ A. E. Brim
                                               --------------------------------
                                           Its: President
                                                -------------------------------

                                           BRIM SENIOR LIVING, INC.

                                           By:
                                               --------------------------------
                                           Its: Vice President
                                                -------------------------------

                                           BRIM PAVILION, INC.

                                           By:
                                               --------------------------------
                                           Its: President
                                                -------------------------------

PURCHASER:                                 PLAZA ENTERPRISES, L.L.C.

                                           By:   /s/ K. David McAllister
                                                -------------------------------
                                           Its: Member-Executive Committee
                                                ------------------------------